Exhibit 99.2
Midwest Banc Holdings, Inc. MBHI James J. Giancola JoAnn Sannasardo Lilek July 2008

Any oral statements made by representatives of the Company or any written statements contained in any written documents provided at this presentation concerning financial and other projections constitute forward looking statements within the meaning of the Securities Exchange Act and are subject to the Safe Harbor created under that Act. Although the Company believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations include those factors identified in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, copies of which are available upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business, including but not limited to adverse changes in economic conditions, loan portfolio quality or interest rates, effects of competition, technological change or government regulation, loss of key management or inability to manage or attain growth objectives. These risks and uncertainties should be considered in evaluating "Forward Looking Statements." Forward Looking Statements

Our Message Today Management enhancements Capitalize on dislocation in Chicago market Transformed into full-service bank 2Q08 highlights Improving net interest margin "Big Bank Relief"

Chief Financial Officer JoAnn Sannasardo Lilek 23-year career at LaSalle ABN-AMRO reporting directly to Chairman CFO DSC Logistics last 6 years Chair the Board of Trustees, Lou Holland Trust for Holland Capital Management, L.P. President of the Board of Directors, YWCA Metropolitan Chicago Member: Chicago Finance Exchange Financial Executives International University of Chicago Women's Business Group Executives' Club of Chicago

Other Management Enhancements Brogan Ptacin, EVP Head of Corporate Banking 9-year career EVP Royal American Corporation C&I Lending 12-year career American National, President of Melrose Park subsidiary Jonathan P. Gilfillan, EVP Head of CRE Lending SVP Park National Bank 15-year career LaSalle National Bank, CRE lending Susan K. Moll, SVP Financial Planning & Analysis 11-year career Bank of America (LaSalle) 14-year career with other money center banks Additional key hires to be named

Vital Statistics Assets $3.7 billion Shares 27.8 million Market Cap (1) $166 million (1) As of July 24, 2008. (1) As of July 24, 2008.

Serving Chicagoland: 29 Offices McHenry Union Algonquin Island Lake Barrington Buffalo Grove Inverness Mount Prospect Des Plaines Glenview Roselle Bloomingdale Bensenville Addison Village Naperville Downers Grove Hinsdale Melrose Park Norridge Elmwood Park

6th Largest Independent Chicago Bank Source: SNL; pro forma information as of June 2007

The Chicago Opportunity Chicago MSA: 3rd largest in US based on deposits If a state, the Chicago MSA would rank 5th in US $268 billion in deposits Rich diversity of small and middle market business MBHI building a franchise to be bedrock of long- term shareholder value

MBHI: Transforming from Thrift to Bank Transitioning loan portfolio from 2004 "thrift" to "bank" model through two acquisitions. 12/31/2004 $1.1 Billion 6/30/2008 $2.5 Billion In 2004 virtually none of CRE was owner occupied Today, 45% of the CRE portfolio is owner occupied

MBHI: Full-Service Bank Personal Banking Full suite of deposit products Retail branch network 29 offices Allpoint ATM Network 32,000 nationwide NetTeller & Bill Pay Home / Consumer Loans Small Business Cash management services Business lending Commercial Real Estate, Industrial, and Construction Lending Cash management Condo Property Management Wealth Management Private banking Trust and asset management Investment Services Brokerage

Asset Quality Improving Asset quality ratios at lowest levels since late 2006 * Peer Group Consists of: AMFI, FMBI, MBFI, OSBC, PVTB, TAYC, WTFC ** As of July 25, 2008, PVTB & TAYC have not released 2Q08 Earnings and, therefore, they are not included in average.

2nd Quarter Highlights

Net Income $ 2.428 million EPS $ .06 Net Interest Margin 2.89 % NPAs / Assets 1.16 % NCOs / Average Loans 0.35 % Delinquencies 30-89 Days / Loans 0.35 % Loan Growth (Annualized) 5 % Total Risk Based Capital Ratio 10.4% 2nd Quarter Results

Big Bank Relief $37 million in new loan relationships in the second quarter Over the last month, $100+ million new retail customer deposits through recent campaign

Yields, Costs and Margin Cost Liabilities NIM * 6/07 and 6/08 figures represent second quarter following Guide 3 ** Monthly figures are computed based on actual days Earning Assets 6.92%* 5.88%* 4.36%* 3.32%* 3.05%* 2.89%*

Revenue Potential

Looking Ahead...

Continue to: Strengthen management Capitalize on dislocation in vibrant & over- banked Chicago marketplace Improve credit quality and margin Build on solid platform for growth Critical Factors for Success

Jim Giancola JoAnn Lilek Questions?